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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of First Citizens Bancshares, Inc. on Form S-4 of our report dated November 6, 1992 relating to the consolidated financial statements of Allied Bank Capital, Inc., for the year ended September 30, 1992 incorporated by reference in their Annual Report on Form 10-K for the year ended December 31, 1994 and to the reference to us under the heading Experts in the Prospectus/Proxy Statement, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
September 27, 1995